                         CONSENT OF MILLER & LENTS, LTD.

                                                                    Exhibit 23.4

      We consent to the incorporation by reference into this Registration Statement on Form S-3 for The Houston Exploration Company filed October 27, 2004 of information relating to Houston Exploration's estimated proved reserves as set forth under the captions "Part I, Item 1 and 2. Business and Properties - Natural Gas and Oil Reserves" in Houston Exploration's Annual Report on Form 10-K for the year ended December 31, 2003.

                                                  MILLER AND LENTS, LTD.

                                                  By: /s/ CHRISTOPHER A. BUTTA
                                                      --------------------------
                                                      Christopher A. Butta
                                                      Senior Vice President

Houston, Texas
October 26, 2004